Exhibit 99.1

WHO WE ARE Diversified banking organization in one of the most desirable, affluent markets in the country $581.1 million in total assets as of June 30, 2007; opened for business in November 1998 Five banking branches, a wealth management team, a Loan Processing Office and a three- location full service insurance agency NASDAQ Traded "ABVA"

WHO WE ARE Emphasis on small to medium sized businesses with complementary, full service consumer services Broad array of financial services products Insurance lines include P&C, Life, Health, Homeowners, Auto, etc... Responsive and experienced management Strong credit culture and discipline

WHY WE ARE DIFFERENT Competitive Approach Speed & Responsiveness We meet or exceed customer timelines Execution & Reliability We deliver on our commitments Customization & Flexibility We adjust our products to meet customer needs while meeting our own financial objectives

OUR MISSION To build long-term relationships by listening to our clients, understanding their needs and providing customized financial solutions that exceed their expectations.

WHO WE ARE Thomas A. Young, Jr., President and Chief Executive Officer 37 years of banking experience Paul M. Harbolick, Jr., CPA Executive Vice President and Chief Financial Officer 25 years of financial experience Frank H. Grace, III, Executive Vice President 27 years of banking experience Craig W. Sacknoff, Executive Vice President, Director Residential Real Estate Finance 35 years of banking experience

WHO WE ARE Thomas Patrick Danaher, President, Alliance Insurance Agency 25 years of insurance experience John B. McKenney, III, Senior Vice President, Chief Credit Officer 28 years of banking experience Michael C. O'Grady, Senior Vice President, Director of Commercial Banking 32 years of banking experience

BOARD OF DIRECTORS Comprised of regional business leaders including CPAs, Insurance, Association, Construction Professionals and Commercial Real Estate Executives, Alliance's Board of Directors represents a distinguished collection of innovative, yet fiscally conservative individuals.

OUR MARKET AREA

OUR MARKET AREA Long Term Positive Market Attributes Strong job growth: 71,200 net new jobs in 2006 Median household income of $74,700 - second highest in the country At 2.9%, the area has the lowest unemployment rate in the nation Presence of Federal Government acts as a stabilizing force in the local economy Center for Regional Analysis

REGIONAL HOUSING Inventories hit record levels in 2006 Month-over-the-year price changes turned negative in July 2006 Price changes are likely to remain in negative territory Center for Regional Analysis Current Market Challenges

HOUSING MARKET - NATIONALLY Higher mortgage rates, in conjunction with tighter lending standards are reducing the demand for homes. Pullback in the housing market, combined with volatile energy prices pose serious risks to the economy. Drag on growth from the downturn in the housing market should ease over time, but the risk of this prolonged slowdown remains, potentially undercutting economic growth.

LOCAL HOUSING MARKET CHALLENGES While stronger than many markets across the country, DC metro is also experiencing a significant lag in sales activity Inventories of homes available for sale have increased 50% from one year ago The average days on the market has increased to 83, up from 57 one year ago Prices continue to fall, particularly in farther-out suburbs Across Northern Virginia, sales volume is down over 17% from one year ago.

OUR PERFORMANCE

CAGR 2002-2006 = 23.1% As of 6/30/2007 TOTAL ASSETS $581.1

CAGR 2002-2006 = 46.2% TOTAL LOANS As of 6/30/2007 $389.6

LOAN PORTFOLIO Total Loans: $389.6 million As of 6/30/2007

AFS INVESTMENTS CAGR 2002-2006 = 11.2% As of 6/30/2007 $28.6

AFS INVESTMENTS $28.6 $205.4 $205.0 $200.7 $28.5

TRADING ASSETS $112.0 $154.6

TRADING ASSETS Portfolio Yield: 4.63% Portfolio Yield: 5.28% 3/31/2007 6/30/2007 Total $154.6 MM Total $112.0 MM

TOTAL DEPOSITS CAGR 2002-2006 = 21.5% As of 6/30/2007 $389.3

DEPOSIT COMPOSITION DDA Deposits* = 29.1% *As a percentage of total deposits as of 6/30/2007 $389.3

DDA DEPOSITS $113.3 $215.6 $162.8 $158.7 $124.9

CREDIT QUALITY Challenging Period Increase in secured non-performing assets Allowance for loan losses to total loans as of 6/30/2007 was 1.26% Net Charge Offs for the first six months of 2007 were $363,000

PROVISION FOR LOAN LOSS $580

ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS 1.26% 1.11% 1.15% 1.16% 1.17%

NON-ACCRUAL LOANS NON-ACCRUAL LOANS Total Non-Accrual Loans: $3.4 million As of 6/30/2007

IMPAIRED LOANS Total Impaired Loans: $1.6 million As of 6/30/2007

TOTAL NONPERFORMING ASSETS $3.3 $1.5 $0.8 $1.3 $5.3

EARNINGS PER SHARE, DILUTED *All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on 6/30/2007. Trailing 12 months earnings: $0.53

LOOKING AHEAD Grow our team of experienced commercial bankers Open strategically located branches - 2 in Fredericksburg; 1 in Annandale (all in 2Q 2008) Leverage flagship insurance company across all platforms Mine existing client base for cross-selling opportunities

WHY ALLIANCE???? Exceptional marketplace Proven track record of success Strong management team Strong emphasis on credit quality Current Stock Valuation August 8, 2007 Closing Price $10.08 Price to Book Multiple 1.03X Price to Trailing Earnings Multiple 19.0X

ATTRACTIVE GROWTH STOCK VALUATION This presentation and other communications and statements by the Company and its management may contain "forward-looking statements," including statements about our beliefs, plans, objectives, goals, expectations, estimations and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. For information concerning these factors and related matters, you should refer to the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission; in particular, you should refer to the sections of those reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Please note that we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf.

Thank you for your interest in our company. Visit us on-line at www.alliancebankva.com